Exhibit 4.3
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT dated September 17, 2018 (this "Agreement") is entered into by and among Halfmoon Parent, Inc., a Delaware corporation (the "Company"), and, upon execution of the joinder agreement referred to below, Cigna Corporation, a Delaware corporation ("Cigna"), and Express Scripts Holding Company, a Delaware corporation ("Express Scripts" and collectively with Cigna, the "Guarantors"), and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC as representatives (collectively, the "Representatives") of the initial purchasers listed in Schedule I to the Purchase Agreement (as defined below) (the "Initial Purchasers").  The agreements of each of Cigna and Express Scripts under this Agreement shall not become effective until the execution concurrently with the closing of the Acquisition (as defined below) by each of Cigna and Express Scripts of a joinder agreement to this Agreement, which joinder agreement shall be substantially in the form attached as Exhibit A to this Agreement (the "Joinder Agreement"), at which time such agreements shall become effective pursuant to the terms of the Joinder Agreement, and each of Cigna and Express Scripts, without any further action by any Person, shall become a party to this Agreement.
The Company, Cigna and the Representatives are parties to the Purchase Agreement dated September 6, 2018 (the "Purchase Agreement") that provides for the sale by the Company to the Initial Purchasers of $1,000,0000,000 aggregate principal amount of its Senior Floating Rate Notes due 2020 (the "18-Month Floating Rate Notes"), $1,750,000,000 aggregate principal amount of its 3.200% Senior Notes due 2020 (the "2-Year Fixed Rate Notes"), $1,000,000,000 aggregate principal amount of its Senior Floating Rate Notes due 2021 (the "3-Year Floating Rate Notes"), $1,250,000,000 aggregate principal amount of its 3.400% Senior Notes due 2021 (the "3-Year Fixed Rate Notes"), $700,000,000 aggregate principal amount of its Senior Floating Rate Notes due 2023 (the "5-Year Floating Rate Notes," and together with the 18-Month Floating Rate Notes and the 3-Year Floating Rate Notes, the "Floating Rate Notes"), $3,100,000,000 aggregate principal amount of its 3.750% Senior Notes due 2023 (the "5-Year Fixed Rate Notes"), $2,200,000,000 aggregate principal amount of its 4.125% Senior Notes due 2025 (the "7-Year Fixed Rate Notes"), $3,800,000,000 aggregate principal amount of its 4.375% Senior Notes due 2028 (the "10-Year Fixed Rate Notes"), $2,200,000,000 aggregate principal amount of its 4.800% Senior Notes due 2038 (the "20-Year Fixed Rate Notes") and $3,000,000,000 aggregate principal amount of its 4.900% Senior Notes due 2048 (the "30-Year Fixed Rate Notes" and, together with the 2-Year Fixed Rate Notes, the 3-Year Fixed Rate Notes, the 5-Year Fixed Rate Notes, the 7-Year Fixed Rate Notes, the 10-Year Fixed Rate Notes and the 20-Year Fixed Rate Notes, the "Fixed Rate Notes," and the Fixed Rate Notes together with the Floating Rate Notes, the "Notes").  As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.
On March 8, 2018, the Company, Cigna, Express Scripts, Halfmoon I, Inc. ("Merger Sub I") and Halfmoon II, Inc. ("Merger Sub II") entered into an Agreement and Plan of Merger dated as of March 8, 2018, pursuant to which, subject to the conditions of the Merger Agreement, Merger Sub I will be merged with and into Cigna with Cigna surviving such merger as a wholly owned subsidiary of the Company and Merger Sub II will be merged with and into Express Scripts with Express Scripts surviving such merger as a wholly owned subsidiary of the Company (collectively, the "Merger").  The Notes are being issued by the Company in connection with the acquisition by the Company of Cigna and its subsidiaries and Express Scripts and its subsidiaries as described above (the "Acquisition").  As a result of the Acquisition, Cigna and Express Scripts will become wholly owned subsidiaries of the Company.
In consideration of the foregoing, the parties hereto agree as follows:
1. Definitions.  As used in this Agreement, the following terms shall have the following meanings:
"Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
"Company" shall have the meaning set forth in the Preamble.
"Effective Time" shall mean the effective time of the Merger.
"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.
"Exchange Dates" shall have the meaning set forth in Section 2(a)(ii) hereof.
"Exchange Notes" shall mean senior notes of a series issued by the Company under the Indenture and, if applicable, guaranteed by the Guarantors under the Indenture, containing terms substantially identical in all material respects to the applicable series of Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders in exchange for Registrable Securities of such series pursuant to the Exchange Offer for such series.
"Exchange Offer" shall mean the exchange offer by the Company and, unless their obligations under this Agreement have been terminated pursuant to the provisions of Section 7 hereof, the Guarantors of Exchange Securities of each series for Registrable Securities of such series pursuant to Section 2(a) hereof.
"Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.
"Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
"Exchange Securities" shall mean the Exchange Notes and, unless and until the Guarantees are terminated in accordance with the Indenture, the Guarantees, collectively.

"FINRA" shall mean the Financial Industry Regulatory Authority, Inc.
"Free Writing Prospectus" shall mean each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company and used by the Company in connection with the sale of the Securities or the Exchange Securities.
"Guarantees" shall mean the guarantees of the Notes by the Guarantors pursuant to the terms of the Indenture and, if such guarantees are still in effect at the time of issuance of any Exchange Notes, the guarantees of the Exchange Notes by the Guarantors pursuant to the terms of the Indenture, in each case until such time as such guarantees are released.
"Guarantors" shall have the meaning set forth in the Preamble.
"Holders" shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that, for purposes of Section 4 and Section 5 hereof, the term "Holders" shall include Participating Broker-Dealers.
"Indemnified Person" shall have the meaning set forth in Section 5(a) hereof.
"Indenture" shall mean the Indenture dated as of September 17, 2018 between the Company and U.S. Bank National Association, as trustee, as the same may be amended and supplemented from time to time in accordance with the terms thereof with applicability to the Notes and the Exchange Notes.
"Initial Purchasers" shall have the meaning set forth in the Preamble.
"Inspector" shall have the meaning set forth in Section 3(a)(xv) hereof.
"Issuer Information" shall have the meaning set forth in Section 5(a) hereof.
"Mandatorily Redeemable Notes" shall mean, collectively, the 18-Month Floating Rate Notes, the 2-Year Fixed Rate Notes, the 3-Year Floating Rate Notes, the 3-Year Fixed Rate Notes, the 5-Year Floating Rate Notes, the 5-Year Fixed Rate Notes, the 7-Year Fixed Rate Notes, the 10-Year Fixed Rate Notes and the 20-Year Fixed Rate Notes.
"Notes" shall have the meaning set forth in the Preamble.
"Notice and Questionnaire" shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.
"Participating Broker-Dealers" shall have the meaning set forth in Section 4(a) hereof.
"Participating Holder" shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.

"Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
"Prospectus" shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.
"Purchase Agreement" shall have the meaning set forth in the Preamble.
"Registrable Securities" shall mean the Securities; provided that the Securities shall cease to be Registrable Securities upon the earliest to occur of the following: (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities cease to be outstanding and (iii) when such Securities have been resold pursuant to Rule 144 under the Securities Act (but not Rule 144A) without regard to volume restrictions, provided that the Company shall have removed or caused to be removed any restrictive legend on the Securities.
"Registration Default" shall mean the occurrence of any of the following: (i) the Exchange Offer of the Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer is not completed on or prior to the Target Registration Date or, if a shelf registration statement is required, such shelf registration statement is not declared effective on or prior to the Target Registration Date or (ii) if applicable, a shelf registration statement covering resales of the Notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of registrable securities (a) on more than two occasions of at least 30 consecutive days during the required effectiveness period or (b) at any time in any 12-month period during the required effectiveness period and such failure to remain effective or be usable exists for more than 90 days (whether or not consecutive) in any 12-month period.
"Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation:  (i) all SEC or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of the Company and the Guarantors in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees incurred by the Company or the Guarantors (including with respect to maintaining ratings of the Securities),

(v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable fees and disbursements of the Trustee and one counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected or replaced by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent registered public accountants of the Company and the Guarantors, including the expenses of any special audits or "comfort" letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.
"Registration Statement" shall mean any registration statement of the Company and, unless its obligations under this Agreement have been terminated  pursuant to the provisions of Section 7 hereof, each Guarantor that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
"Representatives" shall have the meaning set forth in the Preamble.
"Required Merger" shall have the meaning assigned to such term in the Indenture.
"SEC" shall mean the United States Securities and Exchange Commission.
"Securities" shall mean the Notes and, unless and until the Guarantees are terminated in accordance with the Indenture, the Guarantees, collectively.
"Securities Act" shall mean the Securities Act of 1933, as amended from time to time.
"Shelf Effectiveness Period" shall have the meaning set forth in Section 2(b) hereof.
"Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.
"Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and, unless its obligations under this Agreement have been terminated pursuant to the provisions of Section 7 hereof, the Guarantors that covers all or a portion of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

"Shelf Request" shall have the meaning set forth in Section 2(b) hereof.
"Special Mandatory Redemption" shall have the meaning assigned to such term in the Indenture.
"Special Mandatory Redemption Date" shall mean the date, if any, on which the Company is required pursuant to the Indenture to redeem the Mandatorily Redeemable Notes.
"Staff" shall mean the staff of the SEC.
"Suspension Actions" shall have the meaning set forth in Section 2(e) hereof.
"Target Registration Date" shall mean September 17, 2019.
"Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended from time to time.
"Trustee" shall mean the trustee with respect to the Securities under the Indenture.
"Underwriter" shall have the meaning set forth in Section 3(e) hereof.
"Underwritten Offering" shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.
2. Registration Under the Securities Act.
(a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the Guarantors shall, from and after the Effective Time (or, in the event of a Special Mandatory Redemption, from and after the effective time of the Required Merger), use their commercially reasonable efforts to (x) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all outstanding Registrable Securities for Exchange Securities and (y) cause such Registration Statement to become effective by the later of (A) the Target Registration Date and (B) the 60th day after the Effective Time (or, with respect to the 30-Year Fixed Rate Notes, in the event of a Special Mandatory Redemption, by the 60th day after the effective time of the Required Merger), and, if requested by one or more Participating Broker-Dealers, remain effective until 180 days after the last Exchange Date for use by such Participating Broker-Dealers.  The Company and the Guarantors shall commence the Exchange Offer for each series of Notes promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their commercially reasonable efforts to complete the Exchange Offer for such series not later than 60 days after such effective date.

After the Exchange Offer Registration Statement has become effective, the Company and the Guarantors shall commence the Exchange Offer for each series by mailing and/or electronically delivering, or by causing the mailing and/or electronic delivery of, the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:
(i)	that such Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities of such series validly tendered and not properly withdrawn will be accepted for exchange;
(ii)	the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed and/or electronically delivered) (each, an "Exchange Date");
(iii)	that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;
(iv)
that any Holder electing to have a Registrable Security of a series exchanged pursuant to the Exchange Offer for such series will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date with respect to such Exchange Offer; and

(v)
that any Holder of Registrable Securities of a series will be entitled to withdraw its election, not later than the close of business on the last Exchange Date with respect to the Exchange Offer for such series, by (A) sending to the institution and at the address specified in the notice, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in an Exchange Offer, a Holder will be required to represent to the Company and the Guarantors that (1) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of such Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (3) it is not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Company or either of the Guarantors, (4) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (5) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date with respect to an Exchange Offer for Registrable Securities of a series, the Company and the Guarantors shall:
(i)	accept for exchange Registrable Securities of such series or portions thereof validly tendered and not properly withdrawn pursuant to such Exchange Offer; and
(ii)
deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities of such series or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities of such series equal in principal amount to the principal amount of the Registrable Securities of such series tendered by such Holder; provided that if any of the Registrable Securities are in book-entry form, the Company shall, in cooperation with the Trustee, effect the exchange of Registrable Securities in accordance with applicable book-entry procedures.

The Company and the Guarantors shall use their commercially reasonable efforts to complete each Exchange Offer as provided above and shall use reasonable best efforts to comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with each Exchange Offer.  No Exchange Offer shall be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff and that no action or proceeding has been instituted or threatened in any court or by or before any governmental agency relating to the Exchange Offer which, in the Company's judgment, could reasonably be expected to impair the Company's ability to proceed with the Exchange Offer.
(b) Following the Effective Time (or, in the event of a Special Mandatory Redemption, following the effective time of the Required Merger), in the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) hereof is not available under applicable law or if applicable interpretations of the Staff do not permit the Company and the Guarantors to effect the Exchange Offer for Registrable Securities of a series, or, if for any reason, the Company and the Guarantors do not consummate the Exchange Offer for Registrable Securities of a series by the later of (A) the Target Registration Date and (B) the 60th day after the Effective Time (or, with respect to the 30-Year Fixed Rate Notes, in the event of a Special Mandatory Redemption, by the 60th day after the effective time of the Required Merger) or (ii) following the later of (A) the Target Registration Date and (B) the 60th day after the Effective Time (or, with respect to the 30-Year Fixed Rate Notes, in the event of a Special Mandatory Redemption, by the 60th day after the effective time of the Required Merger), the Company receives a written request (a "Shelf Request") from any Initial Purchaser representing that it holds Registrable Securities of the applicable series that are or were ineligible to be exchanged in any such Exchange Offer, the Company and the Guarantors shall use their commercially reasonable efforts to cause to become effective a Shelf Registration Statement providing for the sale of all the Registrable Securities of such series by the Holders thereof; provided that (1) no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof and, if necessary, the Shelf Registration Statement has been amended to reflect such information, and (2) the Company and the Guarantors shall be under no obligation to file any such Shelf Registration Statement before they are obligated to file an Exchange Offer Registration Statement pursuant to Section 2(a) hereof.

In the event that the Company and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (ii) of the preceding sentence, the Company and the Guarantors shall use their commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.
The Company and the Guarantors agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which the Securities covered thereby cease to be Registrable Securities (the "Shelf Effectiveness Period").  The Company and the Guarantors further agree to use their commercially reasonable efforts to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Participating Holder of Registrable Securities with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable.  The Company and the Guarantors agree to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC, as reasonably requested by the Participating Holders.
(c) The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof.  Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.
(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.  A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.
If a Registration Default occurs with respect to a series of Registrable Securities, the interest rate on the Registrable Securities (and only the Registrable Securities) of such series will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum.  A Registration Default ends with respect to any Security when such Security ceases to be a Registrable Security or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer for such series is completed or when the Shelf Registration Statement covering such Registrable Securities becomes effective or (2) in the case of a Registration Default under clause (ii) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable.  If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on the next date that there is no Registration Default.
Notwithstanding anything to the contrary in this Agreement, if the applicable Exchange Offer with respect to a series of Registrable Securities is consummated, any Holder who was, at the time such Exchange Offer was pending and consummated, eligible to exchange, and did not validly tender, or withdrew, its Securities for Exchange Securities in such Exchange Offer will not be entitled to receive any additional interest pursuant to the preceding paragraph, and such Securities will no longer constitute Registrable Securities hereunder.
(e) The Company and the Guarantors shall be entitled to suspend their obligation to file any amendment to a Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in a Shelf Registration Statement or any Free Writing Prospectus, make any other filing with the SEC that would be incorporated by reference into a Shelf Registration Statement, cause a Shelf Registration Statement to remain effective or the Prospectus or any Free Writing Prospectus usable or take any similar action (collectively, "Suspension Actions") if there is a possible acquisition, disposition or business combination or other transaction, business development or event involving the Company, the Guarantors or any of their respective subsidiaries that may require disclosure in the Shelf Registration Statement or Prospectus and the Company or either of the Guarantors determines that such disclosure is not in the best interest of the Company, the Guarantors and their stockholders or obtaining any financial statements relating to any such acquisition or business combination required to be included in the Shelf Registration Statement or Prospectus would be impracticable.  Upon the occurrence of any of the conditions described in the foregoing sentence, the Company shall give prompt notice of the delay or suspension (but not the basis thereof) to the Participating Holders.  Upon the termination of such condition, the Company shall promptly proceed with all Suspension Actions that were delayed or suspended and, if required, shall give prompt notice to the Participating Holders of the cessation of the delay or suspension (but not the basis thereof).
(f) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may seek to specifically enforce the Company's and the Guarantors' obligations under Section 2(a) and Section 2(b) hereof; provided, however, that with respect to any Registration Default which occurs prior to the 60th day after the Effective Time (or, with respect to the 30-Year Fixed Rate Notes, if a Special Mandatory Redemption occurs, prior to the 60th day after the effective time of the Required Merger), payment of additional interest as described in Section 2(d) hereof shall be the sole and exclusive remedy in respect of such Registration Default.
3. Registration Procedures.
(a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall use commercially reasonable efforts to:
(i)
prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (A) shall be selected by the Company and the Guarantors, (B) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Participating Holders thereof and (C) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith; and cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)
prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of, and Rule 174 under, the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)
to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company or the Guarantors with the SEC in accordance with the Securities Act and to retain a copy of any Free Writing Prospectus not required to be filed;

(iv)
in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Initial Purchasers, to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto (other than any document that amends and supplements any Prospectus, preliminary prospectus or Free Writing Prospectus because it is incorporated by reference therein), as such Participating Holder, counsel or Underwriter may reasonably request in writing in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(c) hereof, the Company and the Guarantors consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v)
register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions of the United States as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary to enable each Participating Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; provided that neither the Company nor the Guarantors shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not already so subject;

(vi)
notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (3) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or the Guarantors contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company or the Guarantors receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any U.S. jurisdiction or the initiation of any proceeding for such purpose, (4) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (5) of any determination by the Company or the Guarantors that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vii)
notify counsel for the Initial Purchasers or, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders, of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective;

(viii)
obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, as soon as reasonably practicable and provide prompt notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;

(ix)
in the case of a Shelf Registration, furnish to each Participating Holder, without charge, upon request, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested), if such documents are not available via EDGAR;

(x)
in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and, in the case of certificated securities, registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(xi)
upon the occurrence of any event contemplated by Section 3(a)(vi)(4) hereof, prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantors shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Initial Purchasers and any Participating Broker-Dealers known to the Company (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers and the Initial Purchasers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company and the Guarantors have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;

(xii)
a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus, provide copies of such document to the Representatives and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and their counsel) and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Representatives or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) available for discussion of such document; and the Company and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, of which the Representatives and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Representatives or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) shall reasonably object in writing within two Business Days after the receipt thereof, unless the Company believes that use or filing of such Prospectus, Free Writing Prospectus, or any amendment of or supplement thereto is required by applicable law;

(xiii)
obtain a CUSIP number for all Exchange Securities of each series or Registrable Securities of each series that are registered on a Shelf Registration Statement, as the case may be, not later than the initial effective date of a Registration Statement;

(xiv)
cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xv)
in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an "Inspector"), any Underwriters participating in any disposition pursuant to such Shelf Registration Statement, one firm of attorneys and one firm of accountants designated by a majority in aggregate principal amount of the Registrable Securities held by the Participating Holders and one firm of attorneys and one firm of accountants designated by such Underwriters, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries reasonably requested by any such Inspector, Underwriter, attorney or accountant, and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement and customary due diligence related to the offering and sale of Registrable Securities thereunder, subject to such parties conducting such investigation entering into confidentiality agreements as the Company and the Guarantors may reasonably require and to any applicable privilege;

(xvi)
in the case of a Shelf Registration, cause all Registrable Securities covered thereby to be listed on any securities exchange or any automated quotation system on which similar senior unconvertible debt securities issued by the Company are then listed if requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement, to the extent such Registrable Securities satisfy applicable listing requirements;

(xvii)
if reasonably requested by any Participating Holder, promptly include or incorporate by reference in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein, based upon a reasonable belief that such information is required to be included therein or is necessary to make the information about such Participating Holder not misleading, and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be so included in such filing; and

(xviii)
in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) provided that the Participating Holders' representations and warranties are of the substance and scope as are customarily made by selling securityholders to underwriters in underwritten offerings, to the extent possible, make such representations and warranties to the Participating Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and consistent with the applicable representations and warranties in the Purchase Agreement and confirm the same if and when requested, (2) obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) addressed to the Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings and consistent with the opinions delivered pursuant to the Purchase Agreement, provided that, if required by the Underwriter, counsel for the Participating Holders shall provide an opinion to the Underwriter covering the matters customarily covered in opinions requested from selling securityholders by underwriters in underwritten offerings, in connection with an Underwritten Offering (3) in connection with an Underwritten Offering, obtain "comfort" letters from the independent registered public accountants of the Company and the Guarantors (and, if necessary, any other registered public accountant of any subsidiary of the Company or the Guarantors, or of any business acquired by the Company or the Guarantors for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to the Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) in connection with an Underwritten Offering, deliver such documents and certificates as may be reasonably requested by the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(b) In the case of a Shelf Registration Statement, the Company may require, as a condition to including such Holder's Registrable Securities in such Shelf Registration Statement, each Holder of Registrable Securities to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities and other documentation necessary to effectuate the proposed disposition as the Company and the Guarantors may from time to time reasonably request in writing and require such Holder to agree in writing to be bound by all provisions of this Agreement applicable to such Holder.  Each Holder of Registrable Securities as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.
(c) Each Participating Holder agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event of the kind described in Section 3(a)(vi)(2) or Section 3(a)(vi)(4) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Participating Holder's receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(xi) hereof and, if so directed by the Company and the Guarantors, such Participating Holder will deliver to the Company and the Guarantors all copies in its possession, other than permanent file copies then in such Participating Holder's possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.
(d) If the Company and the Guarantors shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company and the Guarantors shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions or notice that such amendment or supplement is not necessary; provided, however, that no such extension shall be made in the case where such suspension is solely a result the Company's compliance with Section 3(b) or any other suspension at the request of a Holder.

(e) The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an "Underwriter") that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering, subject in each case to consent by the Company (which shall not be unreasonably withheld or delayed so long as such bank or manager is internationally recognized as a underwriter of debt securities offerings).
(f) No Holder of Registrable Securities may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
4. Participation of Broker-Dealers in Exchange Offer.
(a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in an Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.
The Company and the Guarantors understand that it is the Staff's position that if the Prospectus contained in an Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.
(b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company and the Guarantors agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) hereof), if requested by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4 above.  The Company and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c) The Initial Purchasers shall have no liability to the Company, the Guarantors or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.
5. Indemnification and Contribution.
(a) The Company and, if the Guarantees are registered under any effective Registration Statement, the Guarantors each will, jointly and severally, indemnify and hold harmless each Initial Purchaser and each Holder, their respective directors, officers and employees, each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act (any of the foregoing, an "Indemnified Person"), from and against any and all losses, claims, damages and liabilities, joint or several, to which such Initial Purchaser, Holder, director, officer, employee, controlling Person or affiliate may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus as amended or supplemented, any Free Writing Prospectus or any "issuer information" ("Issuer Information") filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, and will reimburse each such Initial Purchaser, Holder, director, officer, employee, controlling Person or affiliate for any legal or other expenses reasonably incurred by such Initial Purchaser, Holder, director, officer, employee, controlling Person or affiliate in connection with investigating or defending any such loss, damage, liability, action or claim as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, any Prospectus as amended or supplemented, any Free Writing Prospectus or any Issuer Information in reliance upon and in conformity with information relating to any Initial Purchaser or any Holder furnished to the Company and the Guarantors in writing by such Initial Purchaser through the Representatives or by such Holder expressly for use therein.
(b) Each Holder will, severally and not jointly, indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers and the other selling Holders, the directors, officers and employees of the Company, the Guarantors, and the Initial Purchasers, each Person, if any, who controls the Company, the Guarantors, any Initial Purchaser and any other selling Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act against any losses, claims, damages or liabilities to which the Company, the Guarantors, or such Initial Purchaser, other selling Holder, director, officer, employee, controlling Person or affiliate may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)  that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus as amended or supplemented or any Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, any Prospectus as amended or supplemented or any Free Writing Prospectus in reliance upon and in conformity with written information relating to such Holder furnished to the Company or the Guarantors by such Holder; and each Holder will reimburse the Company, the Guarantors, and such Initial Purchaser, other selling Holder, director, officer, employee, controlling Person and affiliate in connection with investigating, or defending any such loss, damage, liability, action or claim as such expenses are incurred, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus or any Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent such omission materially prejudices the indemnifying party.  In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.
(d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein (or actions in respect thereof), then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering of the Securities or Exchange Securities, on the one hand, and the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnifying party failed to give notice required under paragraph (c) of this Section 5, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault of the Company and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors on the one hand or such Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company, the Guarantors and the Holders agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 5, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders' obligations to contribute pursuant to this Section 5 are several and not joint.
(f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
(g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder,  any Person controlling any Initial Purchaser or any Holder or any affiliate of any Initial Purchaser, or by or on behalf of the Company, the Guarantors, their officers or directors or any Person controlling the Company or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.  Notwithstanding anything in this Section 5 to the contrary, the Guarantors shall have no liability under this Section 5 to any indemnified party if the Guarantees have been terminated in accordance with the terms of the Indenture prior to the time any Registration Statement has become effective.
6. General.
(a) No Inconsistent Agreements.  The Company and the Guarantors represent, warrant and agree that neither the Company nor the Guarantors have entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b) Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.  Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.  Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 6(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.  Each Holder may waive compliance with respect to any obligation of the Company or the Guarantors under this Agreement as it may apply or be enforced by such particular Holder.
(c) Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company or the Guarantors, initially at the applicable addresses set forth in the Purchase Agreement and thereafter at such other address(es), notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other Persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).  All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.
(d) Majority of Holders.  Whenever an action or determination under this Agreement requires a majority of the aggregate principal amount of the applicable holders, in determining such majority, if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, then such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.
(e) Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture.  If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.  The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(f) Third Party Beneficiaries.  Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.
(g) Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties.  Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
(h) Headings.  The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.
(i) Governing Law.  This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.
(j) Entire Agreement; Severability.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.  If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  The Company, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

7. Creation and Termination of Obligations of Guarantors.
Notwithstanding any other provisions of this Agreement, neither Cigna nor Express Scripts shall have any obligations under this Agreement until such time as such entity shall have become a guarantor pursuant to the terms of the Indenture.
Further, it is acknowledged that the Guarantees will terminate pursuant to the terms of the Indenture and, accordingly, it is agreed that, concurrently with any termination of the Guarantees, all obligations of the Guarantors under this Agreement shall automatically terminate and all references to the Guarantors in this Agreement shall be deemed to be eliminated.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
HALFMOON PARENT, INC.
By:  /s/ Timothy D. Buckley
Name:  Timothy D. Buckley
 Title:    Vice President

[Signature Page to Registration Rights Agreement]

MORGAN STANLEY & CO. LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
J.P. MORGAN SECURITIES LLC
WELLS FARGO SECURITIES, LLC

For themselves and on behalf of the
 several Initial Purchasers
MORGAN STANLEY & CO. LLC
By:  /s/ Yurij Slyz
Name:  Yurij Slyz
 Title:    ED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:  /s/ Shawn Cepeda
Name:  Shawn Cepeda
 Title:     Managing Director
J.P. MORGAN SECURITIES LLC
By:  /s/ Som Bhattacharyya
Name:  /s/ Som Bhattacharyya
 Title:  Executive Director
WELLS FARGO SECURITIES, LLC
By:  /s/ Carolyn Hurley
Name:  Carolyn Hurley
 Title:     Director

[Signature Page to Registration Rights Agreement]

Exhibit A
Reference is hereby made to the Registration Rights Agreement, dated September 17, 2018 (the "Registration Rights Agreement"), among Halfmoon Parent, Inc., a Delaware corporation (the "Company"), and, upon execution of this joinder agreement (this "Joinder Agreement"), Cigna Corporation, a Delaware corporation ("Cigna"), and Express Scripts Holding Company, a Delaware corporation ("Express Scripts"), and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC as representatives (the "Representatives") of the Initial Purchasers named on Schedule I to the Purchase Agreement (as defined in the Registration Rights Agreement) (the "Initial Purchasers"), providing for the issuance and sale of the Notes (as defined therein) by the Company.
Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.
Each of the undersigned hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it shall be deemed to be a party to the Registration Rights Agreement as if it were an original signatory thereto and hereby makes the agreements contained therein and expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities under the Registration Rights Agreement.  All references in the Registration Rights Agreement shall hereafter include each of the undersigned and their respective successors, as applicable.
Each of the undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as the Company or any undersigned party or the Representatives may reasonably require to effect the purpose of this Joinder Agreement.
This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York.
[Signature Pages Follow]

Exhibit A - 1

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first set forth above.
CIGNA CORPORATION
By:
Name:
 Title:
EXPRESS SCRIPTS HOLDING COMPANY
By:
Name:
 Title:

Exhibit A - 2